                                                                    Exhibit 10.7

                                 LOAN AGREEMENT





                THE LENDERS LISTED ON THE SCHEDULE OF LENDERS
                                  (AS LENDERS)





                                      WITH




                                   MCMS, INC.
                                   (BORROWER)





                                 August 29, 2000

                                TABLE OF CONTENTS


I.      DEFINITIONS...................................................         2
        1.1.     Accounting Terms.....................................         2
        1.2.     General Terms........................................         2
        1.3.     Uniform Commercial Code Terms........................        13
        1.4.     Certain Matters of Construction......................        13


II.     ADVANCES, PAYMENTS............................................        13
        2.1.     Advances.............................................        13
        2.2.     Disbursement of Advance Proceeds.....................        13
        2.3.     Issuance of Warrants.................................
        2.4.     Repayment of Advances................................        13


III.    INTEREST AND FEES.............................................        14
        3.1.     Interest.............................................        14
        3.4.     Intentionally Omitted................................        14
        3.5.     Computation of Interest and Fees.....................        14
        3.6.     Maximum Charges......................................        14


V.      REPRESENTATIONS AND WARRANTIES................................        15
        5.1.     Authority............................................        15
        5.2.     Formation and Qualification..........................        15
        5.3.     Survival of Representations and Warranties...........        15
        5.4.     Tax Returns..........................................        15
        5.5.     Financial Statements.................................        16
        5.6.     Corporate Name.......................................        16
        5.7.     O.S.H.A. and Environmental Compliance................        16
        5.8.     Solvency; No Litigation, Violation, Indebtedness or
                 Default..............................................        17
        5.9.     Patents, Trademarks, Copyrights and Licenses.........        18
        5.10.    Licenses and Permits.................................        19
        5.11.    Default of Indebtedness..............................        19
        5.12.    No Default...........................................        19
        5.13.    No Burdensome Restrictions...........................        19
        5.14.    No Labor Disputes....................................        19
        5.15.    Margin Regulations...................................        20
        5.16.    Investment Company Act...............................        20
        5.17.    Disclosure...........................................        20
        5.19.    Swaps................................................        20
        5.20.    Conflicting Agreements...............................        20
        5.21.    Application of Certain Laws and Regulations..........        20
        5.22.    Business and Property of Borrower....................        20
        5.23.    Intentionally Omitted................................        ..


VI.     AFFIRMATIVE COVENANTS.........................................        21
        6.1.     Payment of Fees......................................        21
        6.2.     Conduct of Business and Maintenance of Existence and
                 Assets...............................................        21
        6.3.     Violations...........................................        21
        6.6.     Execution of Supplemental Instruments................        22

        6.7.     Payment of Indebtedness..............................        22
        6.8.     Standards of Financial Statements....................        22
        6.9.     Intentionally Omitted................................


VII.    NEGATIVE COVENANTS............................................        22
        7.1.     Merger, Consolidation, Acquisition and Sale of Assets        22
        7.2.     Creation of Liens....................................        23
        7.3.     Guarantees...........................................        23
        7.4.     Investments..........................................        23
        7.5.     Loans................................................        24
        7.7.     Dividends............................................        25
        7.8.     Indebtedness.........................................        26
        7.9.     Nature of Business...................................        26
        7.10.    Transactions with Affiliates.........................        26
        7.11.    Subsidiaries.........................................        27
        7.12.    Fiscal Year and Accounting Changes...................        27
        7.13.    Pledge of Credit.....................................        27
        7.14.    Amendment of Articles of Incorporation, By-Laws......        27
        7.15.    Compliance with ERISA................................        27
        7.16.    Prepayment of Indebtedness...........................        28
        7.17.    Subordinated Notes...................................        28
        7.18.    Other Agreements.....................................        28


VIII.   CONDITIONS PRECEDENT..........................................        28
        8.1.     Conditions to Initial Advances.......................        28
                 (a)    Note..........................................        28
                 (c)    Corporate Proceedings of Borrower.............        29
                 (d)    Intentionally Omitted.........................
                 (e)    Intentionally Omitted.........................
                 (f)    Incumbency Certificates of Borrower...........        29
                 (g)    Certificates..................................        29
                 (h)    Good Standing Certificates....................        29
                 (i)    Legal Opinion.................................        29
                 (j)    No Litigation.................................        29
                 (k)    Financial Condition Certificates..............        30
                 (n)    [Intentionally Omitted].......................        ..
                 (q)    Payment Instructions..........................        30
                 (s)    Consents......................................        30
                 (t)    No Adverse Material Change....................        30
                 (v)    [Intentionally Omitted].......................        ..
                 (x)    Contract Review...............................        30
                 (y)    Closing Certificate...........................        31
                 (z)    Other.........................................        31
                 (aa)   Representations and Warranties................        31
                 (cc)   No Default....................................        31


IX.     INFORMATION AS TO BORROWER....................................        31
        9.1.     Disclosure of Material Matters.......................        31
        9.3.     Environmental Reports................................        32
        9.4.     Litigation...........................................        32

        9.5.     Material Occurrences.................................        32
        9.7.     Annual Financial Statements..........................        32
        9.8.     Quarterly Financial Statements.......................        33
        9.9.     Monthly Financial Statements.........................        33
        9.10.    Other Reports........................................        33
        9.11.    Additional Information...............................        34
        9.12.    Projected Operating Budget...........................        34
        9.13.    Variances From Operating Budget......................        34
        9.14.    Notice of Suits, Adverse Events......................        34
        9.15.    ERISA Notices and Requests...........................        34
        9.16.    Additional Documents.................................        35


X.      EVENTS OF DEFAULT.............................................        35


XI.     LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT....................        38
        11.1.    Rights and Remedies..................................        38
        11.3.    Setoff...............................................        38
        11.4.    Rights and Remedies not Exclusive....................        38


XII.    WAIVERS AND JUDICIAL PROCEEDINGS..............................        38
        12.1.    Waiver of Notice.....................................        38
        12.2.    Delay................................................        38
        12.3.    Jury Waiver..........................................        39


XIII.   EFFECTIVE DATE AND TERMINATION................................        39
        13.1.    Term.................................................        39
        13.2.    Termination..........................................        39


XV.     MISCELLANEOUS.................................................        39
        15.1     Governing Law........................................        39
        15.2.    Entire Understanding.................................        40
        15.3.    Successors and Assigns; Participations; New Lenders..        41
        15.5.    Indemnity............................................        42
        15.6.    Notice...............................................        43
        15.7.    Survival.............................................        43
        15.8.    Severability.........................................        43
        15.9.    Expenses.............................................        44
        15.10.   Injunctive Relief....................................        44
        15.11.   Consequential Damages................................        44
        15.12.   Captions.............................................        44
        15.13.   Counterparts; Telecopied Signatures..................        44
        15.14.   Construction.........................................        44
        15.15.   Confidentiality; Sharing Information.................        44

                                 LOAN AGREEMENT


      Loan Agreement dated as of August 29, 2000 among MCMS, INC., a corporation organized under the laws of the State of Idaho ("Borrower"), and the lenders listed on the Schedule of Lenders attached hereto, and each other entity which is or which hereafter becomes a party hereto as a lender hereunder (collectively, the "Lenders" and individually a "Lender").

      IN CONSIDERATION of the mutual covenants and undertakings herein contained, Borrower and Lenders hereby agree as follows:

I.    DEFINITIONS.

      1.1. Accounting Terms. As used in this Agreement, the Note, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Borrower for the fiscal year ended September 2, 1999.

      1.2. General Terms. For purposes of this Agreement the following terms shall have the following meanings:

            "Accountants" shall have the meaning set forth in Section 9.7 hereof.

            "Advances" shall mean and include the Advances as set forth in
Section 2.1(a).

            "Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person, or
(y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

             "Baan Project" shall mean the implementation by Borrower of a resource planning system.

            "Borrower" shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.

            "Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in New York, New York and, if the applicable Business Day relates to any Eurodollar Rate

Loans, such day must also be a day on which dealings are carried on in the London interbank market.

            "CEI" shall mean Cornerstone Equity Investors IV, L.P., a Delaware limited partnership.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq.

            "Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral or Borrower.

            "Closing Date" shall mean August 29, 2000 or such other date as may be agreed to by the parties hereto.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.

            "Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 15.3(b) hereof.

            "Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to the Lenders by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances under this Agreement.

            "Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and other third parties, domestic or foreign, necessary to carry on Borrower's business, including, without limitation, any Consents required under all applicable federal, state or other applicable law.

            "Continuing Directors" shall mean (a) the directors of Borrower as of the Closing Date and each other director if such director's nomination for election to the board of directors of Borrower was approved by the affirmative vote of a majority of the Continuing Directors who were members of the board of directors at the time of such nomination or election or (b) any director of Borrower who is a designee of CEI or was nominated by CEI or any designee of CEI on the Board of Directors.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, are treated as a single employer under Section 414 of the Code.

            "Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into any contract or other arrangement with Borrower, pursuant to which Borrower is to deliver any personal property or perform any services.

            "Default" shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.

            "Default Rate" shall have the meaning set forth in Section 3.1 hereof.

            "Documents" shall have the meaning set forth in Section 8.1(c) hereof.

            "Dollar" and the sign "$" shall mean lawful money of the United States of America.

             "Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) of Borrower on a consolidated basis for such period (excluding extraordinary, unusual or nonrecurring gains and charges and losses including any unrealized losses and gains for such period resulting from marking to market of hedging or swap agreements and foreign currency transaction gains or losses in respect of intercompany payments to or from a foreign Subsidiary of Borrower), plus (ii) all interest expense of Borrower on a consolidated basis for such period, plus (iii) all charges against income of Borrower on a consolidated basis for such period for federal, state and local taxes actually paid.

            "EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes for such period plus (ii) depreciation expenses for such period, plus (iii) amortization expenses for such period plus (iv) other non-cash charges (including, without limitation, non-cash charges in connection with the granting of options, warrants or other equity interests and any write-off of deferred financing costs existing as of the Closing Date but excluding write-offs of Inventory to the extent such write-offs are deemed to be non-cash charges or Inventory reserves, plus (v) transaction costs incurred by Borrower in connection with acquisitions and investments entered into by Borrower after the Closing Date which are permitted under Section 7.4 hereof not to exceed the aggregate amount of $5,000,000 in any fiscal year. In addition EBITDA shall be calculated without giving effect to (x) non-cash purchase accounting adjustments required or permitted by Account Principles Board Opinion Nos. 16 (including non-cash write-ups and non-cash charges), in each case arising in connection with any acquisition entered into by Borrower after the Closing Date which is permitted by Section 7.4 hereof) and 17 (including non-cash charges relating to intangibles and good will arising in connection with any such permitted acquisition), and (y) any non-cash gains or losses recognized in determining consolidated net income (or net loss) for such period in respect of post-retirement benefits as a result of the application of FASB 106.

            "Environmental Laws" shall mean all federal, state and local laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, and to the extent specifically relating to the type of business conducted by Borrower or the facilities of Borrower and having the effect of law, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.

            "Equipment" shall mean and include all of Borrower's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including, without limitation, all equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.

            "Equipment Loans" shall have the meaning set forth in Section 2.4 of the Senior Credit Facility.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.

            "Event of Default" shall mean the occurrence of any of the events set forth in Article X hereof.

            "Exchange Debentures" shall mean the 12 1/2% of subordinated exchange debentures due 2010, as amended or supplemented from time to time to the extent permitted by this Agreement and which shall be issued pursuant to the Exchange Indenture.

            "Exchange Indenture" shall mean that certain Indenture dated as of February 26, 1998 between Borrower and Trustee relating to the Exchange Debentures as amended, modified, restated or supplemented from time to time to the extent not prohibited by Section 7.18 hereof.

            "Extraordinary Receipts" shall mean the net proceeds received by Borrower in connection with (a) the sale of capital stock of Borrower, (b) a public offering of securities issued by Borrower or (c) a cash equity contribution to Borrower.

            "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by Bankers Trust Company from three Federal funds brokers of recognized standing selected by Bankers Trust Company.

            "Fixed Charge Coverage Ratio" shall mean and include for Borrower on a consolidated basis, with respect to any fiscal period, the ratio of (a) the sum of (i) EBITDA for such period plus (ii) capitalized lease payments during such period, minus the sum of (x) non-financed capitalized expenditures made during such period plus (y) permitted cash dividends paid on the Preferred Stock during such period plus (z) cash taxes during such period paid during such period to (b) the sum of (i) all Senior Debt Payments made during such period plus (ii) all Subordinated Debt Payments made during such period. For purposes of this definition, (a) capital expenditures made in connection with the Baan Project not to exceed $12,000,000 to the extent that such capital expenditures are not made with the proceeds of an Equipment Loan or (b) capital expenditures made solely out of the proceeds of the disposition of assets (other than Equipment purchased with the proceeds of an Equipment Loan), insurance losses (other than losses received with respect to Equipment which was purchased with the proceeds of an Equipment Loan) or Extraordinary Receipts, shall not be included in the calculation of clause
(a)(ii)(x) of the definition hereof.

            "Fixed Rate Notes" shall mean, collectively, the 9-3/4% senior subordinated term securities due 2008, as amended or supplemented from time to time to the extent permitted by this Agreement, in the aggregate original principal amount not to exceed $145,000,000 issued by Borrower pursuant to the Indenture.

            "Floating Rate Notes" shall mean, collectively, the floating interest rate subordinated term securities, as amended or supplemented from time to time to the extent permitted by this Agreement, in the aggregate original principal amount not to exceed $30,000,000 issued by Borrower pursuant to the Indenture.

            "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

            "Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.

             "Hazardous Substance" shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or toxic substances as defined in CERCLA, the Hazardous Materials Transportation Act, TSCA as amended (49 U.S.C. Sections 1801, et seq.), RCRA, or any other applicable Environmental Law.

            "Hazardous Wastes" shall mean all waste materials subject to regulation under RCRA or any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste management and disposal.

            "Indebtedness" of a Person at a particular date shall mean all obligations for money borrowed of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities for money borrowed (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person. Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.

            "Indenture" shall mean that certain Indenture dated as of February 26, 1998 between Borrower and Trustee relating to the Subordinated Notes as amended, modified, restated or supplemented from time to time to the extent not prohibited by Section 7.18 hereof.

            "Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under
Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

            "Interest Rate" shall mean, for any day, a rate per annum equal to the Eurodollar Rate (as defined in the Senior Credit Facility) applicable to a 90-day Interest Period in effect on such day plus 3.25%; provided that, if the rates provided for in the Senior Credit Facility are increased, then the Interest Rate shall be adjusted to equal the rate then used for the greatest amount of borrowings under the Senior Credit Facility plus 1.0%.

            "Inventory" shall mean and include all of Borrower's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Borrower's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.

            "Investment Property" shall mean and include all of Borrower's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.

            "Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

            "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.

            "Loan Year" shall mean each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

            "Management Services Agreement" shall mean that certain Management Services Agreement dated February 26, 1998 between CEI and Borrower, as amended, modified, restated or supplemented from time to time to the extent not prohibited by Section 7.18 hereof.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the condition, operations, assets or business of Borrower, (b) Borrower's ability to pay the Obligations in accordance with the terms thereof or (c) the practical realization of the benefits of each Lender's rights and remedies under this Agreement and the Other Documents taken as a whole.

            "MEI" shall mean Micron Electronics, Inc., a Minnesota corporation.

            "MTI" shall mean Micron Technology, Inc., a Delaware corporation.

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

            "Note" shall mean, collectively, the promissory notes referred to in
Section 2.1 hereof.

            "Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Lenders of any kind or nature, present or future (including, without limitation, any interest accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement and the Other Documents whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of any Lenders' non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including, but not limited to, any and all of Borrower's Indebtedness and/or liabilities under this Agreement or the Other Documents and any amendments, extensions, renewals or increases and all costs and expenses of the Lenders and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses and all obligations of Borrower to Lenders to perform acts or refrain from taking any action.

            "Original Owners" shall mean, collectively, CEI and the shareholders listed on Schedule A hereto.

            "Other Documents" shall mean the Note, the Questionnaire, the Guaranty, and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, powers of attorney, consents, and all other writings heretofore, now or hereafter executed by Borrower and/or delivered to any Lender in respect of the transactions contemplated by this Agreement.

            "Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least 50% of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

            "Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation.

            "Pension Benefit Plan" shall mean an employee pension benefit plan subject to Title IV of ERISA.

            "Permitted Encumbrances" shall mean (a) intentionally omitted; (b) Liens for taxes, assessments or other Charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; (c) Liens disclosed in the financial statements referred to in Section 5.5, the existence of which the Lenders have consented to in writing; (d) deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance; (e) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of borrowed money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Borrower's business; (f) judgment Liens that have been stayed or bonded or otherwise would not result in an Event of Default and mechanics', workers', landlord's, materialmen's, warehousemen's, carriers' or other like Liens arising in the ordinary course of Borrower's business with respect to obligations which are not due or which are being contested in good faith by Borrower and by appropriate proceedings and with respect to which proper reserves have been taken by Borrower; (g) Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of Borrower; (h) Liens disclosed on Schedule 1.2; (i) zoning and municipal ordinances, easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of business of Borrower or such other matters affecting Real Property as the Lenders may consent to in writing; (j) Liens arising from precautionary UCC financing statements regarding operating leases or consignments; (k) Liens securing hedge agreements entered into by Borrower to the extent such agreements are permitted by Section 7.8 hereof; (l) Liens on property or assets acquired pursuant to an acquisition or investment permitted under Section 7.4 hereof, provided that (x) such Liens are not incurred in connection with or in anticipation of such permitted acquisition or permitted investment, (y) do not attach to any other asset of the Borrower, and (z) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such permitted investment or permitted acquisition during any fiscal year shall not exceed the amount provided for in Section 7.4 hereof; (m) Liens consisting of rights of set-off of a customary nature or bankers' liens on amounts on deposit arising by operation of law or contract, incurred in the ordinary course of business; (n) Liens encumbering customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business to the extent such Liens secure investments which are permitted under Section 7.4 hereof; (o) Liens solely on any cash earnest money deposits made by Borrower in connection with any letter of intent or purchase agreement entered into by it in compliance with acquisitions or investments permitted by Section 7.4 hereof; (p) any interest or title of a licensor under any license permitted by this Agreement provided that such interest shall not extend to the proceeds of such license; (q) the ownership interest and title of a lessor or sublessor under any operating lease which is permitted by this Agreement; and (r) Liens incurred by Borrower with respect to liabilities and obligations of Borrower to any Person (other than for Indebtedness for money borrowed) which do not exceed $500,000 in the aggregate at any time; and (s) Liens under the Senior Credit Facility.

            "Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

            "Plan" shall mean any employee benefit plan within the meaning of
Section 3(3) of ERISA other than a Multiemployer Plan, maintained for employees of Borrower or any member of the Controlled Group or any such Plan to which Borrower or any member of the Controlled Group is required to contribute on behalf of any of its employees.

            "Preferred Stock" shall mean, collectively, the 12 -1/2% senior exchangeable preferred stock of Borrower, of which 274,632 shares are issued and outstanding as of the Closing Date.

            "Projections" shall have the meaning set forth in Section 5.5(b) hereof.

            "Purchasing Lender" shall have the meaning set forth in Section
15.3 hereof.

            "Questionnaire" shall mean the Documentation Information Questionnaire and the responses thereto provided by Borrower and delivered to the Lenders.

            "RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as same may be amended from time to time.

            "Real Property" shall mean all of Borrower's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto.

            "Receivables" shall mean and include all of Borrower's accounts, contract rights, instruments (including those evidencing indebtedness owed to Borrower by its Affiliates), documents, chattel paper, general intangibles relating to accounts, drafts and acceptances, and all other forms of obligations owing to Borrower arising out of or in connection with the sale or lease of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Lenders hereunder.

            "Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.

            "Reportable Event" shall mean a reportable event described in
Section 4043(b) of ERISA or the regulations promulgated thereunder.

            "Required Lenders" shall mean Lenders holding at least sixty-six and two-thirds (66 2/3%) of the Advances and, if no Advances are outstanding, shall mean Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the Commitment Percentages.

            "Senior Credit Facility" shall mean the Revolving Credit, Equipment Loan and Security Agreement, dated as of February 26, 1999, by and among Borrower, PNC Bank, National Association (as lender and as agent in such capacity as agent, the "Agent") and the Lenders from time to time a party thereto, as same may be amended, modified, restated or supplemented from time to time;

            "Senior Debt Payments" shall mean and include all cash actually expended by Borrower to make (a) interest payments on any Advances hereunder, plus, (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (c) capitalized lease payments, plus (d) payments with respect to any other Indebtedness for borrowed money other than with respect to the Subordinated Notes.

            "Settlement Date" shall mean the Closing Date and thereafter Wednesday of each week unless such day is not a Business Day in which case it shall be the next succeeding Business Day.

            "Shareholder Loan" shall mean that loan agreement by and between the Borrower and CEI, Bankers Trust Company, Oak Investment Funds and August Capital dated February 25, 2000.

            "Subordinated Debt Payments" shall mean and include all cash actually expended to make payments of principal and interest on the Subordinated Notes.

            "Subordinated Loan" shall mean the loan evidenced by the Subordinated Notes.

            "Subordinated Notes" shall mean, collectively, the Fixed Rate Notes and the Floating Rate Notes.

            "Subordinated Note Documentation" shall mean, collectively, the Subordinated Notes, the Exchange Debentures, the Indenture and the Exchange Indenture.

            "Subordination Agreement" shall mean the provisions of Article 10 of each of the Indenture and the Exchange Indenture.

            "Subsidiary" of any Person shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

            "Subsidiary Stock" shall mean all of the issued and outstanding shares of stock or membership interests owned by Borrower of its direct Subsidiaries listed on Schedule 5.2(b).

            "Term" shall have the meaning set forth in Section 13.1 hereof.

            "Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of Borrower or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which would constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that results in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower or any member of the Controlled Group from a Multiemployer Plan.

            "Transactions" shall have the meaning set forth in Section 5.5 hereof.

            "Transferee" shall have the meaning set forth in Section 15.3(b) hereof.

            "Trustee" shall mean the United States Trust Company of New York and shall include its successors and assigns.


            "Warrant Agreement" shall mean the Warrant Purchase Agreement dated as of the Closing Date among the Company and Lenders, in substantially the form set forth in Exhibit 2.3.

            "Warrants" shall mean the warrants to purchase shares of Common Stock of the Company issued pursuant the Warrant Agreement.

            "Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.

      1.3. Uniform Commercial Code Terms. All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York shall have the meaning given therein unless otherwise defined herein.

      1.4. Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements to which Lenders are a party, including, without limitation, references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

II.   ADVANCES, PAYMENTS.

      2.1. Advances. Subject to the terms and conditions set forth in this Agreement, on the Closing Date each Lender, severally and not jointly, will make Advances to Borrower in aggregate amounts equal to such Lender's Commitment Percentage of $15,000,000. The Advances shall be evidenced by one or more secured promissory notes (collectively, the "Note") substantially in the form attached hereto as Exhibit 2.1.

      2.2. Disbursement of Advance Proceeds. All Advances shall be made available to Borrower on the Closing Date by wire transfer to the account designated by Borrower, in immediately available federal funds or other immediately available funds.

      2.3. Issuance of Warrants. The Company shall issue to each Lender, upon the making of the Advances, a warrant to purchase shares of the Company's Common Stock, subject to the terms and conditions contained herein and in the Warrant Agreement.

      2.4.  Repayment of Advances.

            (a) The Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided solely to the extent that all amounts due under the Senior Credit Facility have been paid in full in cash and the Senior Credit Facility and all commitments to lend thereunder have been irrevocably terminated. No amounts prepaid or repaid shall be permitted to be reborrowed.

            (b)   Intentionally Omitted

            (c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to the Lenders by wire transfer to accounts designated by them, not later than 2:00 P.M. (New York time) on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to the Lenders.

            (d) Borrower shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.


III.  INTEREST AND FEES.

      3.1. Interest. Interest on Advances shall accrue on the last day of each fiscal month and shall be payable in arrears on the last day of the Term; provided that if the Fixed Charge Coverage Ratio for any fiscal month (measured on the last day of such fiscal month and calculated after giving effect to any cash interest payment) exceeds 1.1 to 1, then interest accrued during such fiscal month shall be payable on the first day of the following fiscal month so long as no "Default" or "Event of Default" has occurred under and as defined in the Senior Credit Facility or would occur as a result of the payment by Borrower of such cash interest payment. Interest charges shall be computed on the aggregate principal amount of Advances and accrued and unpaid interest outstanding during the month at a rate per annum equal to the Interest Rate. Upon and after the occurrence of an Event of Default, and during the continuation thereof, (i) the Obligations shall bear interest at the applicable Interest Rate plus two percent (2%) per annum (the "Default Rate").

      3.2.  Intentionally Omitted.

      3.3.  Intentionally Omitted.

      3.4.  Intentionally Omitted.

      3.5. Computation of Interest and Fees. Interest and fees hereunder shall be computed on the basis of a year of 360 days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Interest Rate during such extension.

      3.6. Maximum Charges. In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.

IV.   Intentionally Omitted

V.    REPRESENTATIONS AND WARRANTIES.

      Borrower represents and warrants as follows:

      5.1. Authority. Borrower has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its Obligations hereunder and thereunder. This Agreement and the Other Documents constitute the legal, valid and binding obligation of Borrower enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within Borrower's corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower's by-laws, certificate of incorporation or other applicable documents relating to Borrower's formation or to the conduct of Borrower's business or of any material agreement or undertaking to which Borrower is a party or by which Borrower is bound (including, without limitation, the Subordinated Note Documentation and the Senior Credit Facility), and (b) will not conflict with nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrower under the provisions of any agreement, charter document, instrument, by-law, or other instrument to which Borrower is a party or by which it or its property may be bound.

      5.2. Formation and Qualification. (a) Borrower is duly incorporated and in good standing under the laws of the state of Idaho and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for Borrower to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has delivered to Lenders true and complete copies of its certificate of incorporation and by-laws and will promptly notify Lenders of any amendment or changes thereto.

            (b) The only Subsidiaries of Borrower are listed on Schedule 5.2(b).

      5.3. Survival of Representations and Warranties. All representations and warranties of Borrower contained in this Agreement and the Other Documents shall be true at the time of Borrower's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto but shall not survive the termination of this Agreement.

      5.4. Tax Returns. Borrower's federal tax identification number is 82-0480109. Borrower has filed all federal, state and local tax returns and other material reports it is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable except to the extent that Borrower shall be contesting or disputing such taxes, assessments, fees and other governmental charges in good faith, by expeditious protest, administrative or judicial appeal or similar proceedings and, provided, further, that (i) (a) a stay of enforcement of any related tax lien is in effect and (b) sufficient reserves are established by Borrower to the reasonable satisfaction of Lenders or (ii) any related tax lien falls within the basket permitted by clause (r) of the definition of Permitted Encumbrances. Federal, state and local income tax returns of Borrower have been examined and reported upon by the appropriate taxing authority or closed by applicable statute and satisfied for all fiscal years prior to and including the fiscal year ending August 31, 1993. The provision for taxes on the books of Borrower is adequate for all years not closed by applicable statutes, and for its current fiscal year, and Borrower has no knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.

      5.5.  Financial Statements.

            (a)   [Intentionally Omitted].

            (b) The twelve-month cash flow projections of Borrower and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Borrower, are based in Borrower's good faith judgment on underlying assumptions which provide a reasonable basis for the projections contained therein which are based on circumstances existing at the time made. The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".

            (c) The consolidated and consolidating balance sheets of Borrower, its Subsidiaries and such other Persons described therein (including the accounts of all Subsidiaries for the respective periods during which a subsidiary relationship existed) as of September 3, 1998, and the related statements of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Lenders, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur and present fairly in all material respects the financial position of Borrower and its Subsidiaries at such date and the results of their operations for such period. Except as set forth on Schedule 5.5(c), since December 3, 1998 there has been no change in the condition, financial or otherwise, of Borrower and its Subsidiaries as shown on the consolidated balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Borrower and its Subsidiaries, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

      5.6. Corporate Name. Except as set forth on Schedule 5.6, Borrower has not been known by any other corporate name in the past five years and does not sell Inventory under any other name, nor has Borrower been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.

      5.7.  O.S.H.A. and Environmental Compliance.

            (a) Borrower has duly complied with, and its facilities, business, assets, property, leaseholds and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act,

RCRA and all other Environmental Laws except as set forth on Schedule 5.7 hereto or where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect; there are no outstanding citations, notices or orders of non-compliance issued to Borrower or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations which could reasonably be expected to result in a Material Adverse Effect.

            (b) Borrower has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws except where failure to have such licenses, certificates or permits could not reasonably be expected to result in a Material Adverse Effect.

            (c) Except as set forth on Schedule 5.7(c) or where the presence of any Hazardous Substances could not reasonably be expected to result in a Material Adverse Effect, (i) there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by Borrower; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by Borrower; (iii) to the best of Borrower's knowledge following diligent inquiry, neither the Real Property nor any premises leased by Borrower has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by Borrower, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of Borrower or of its tenants.

      5.8.  Solvency; No Litigation, Violation, Indebtedness or Default.

            (a) After giving effect to the Transactions, Borrower will be solvent, able to pay its debts as they mature, have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

            (b) Except as disclosed in Schedule 5.8(b), Borrower has no (i) pending or threatened litigation, arbitration, actions or proceedings which are reasonably likely to have a Material Adverse Effect on Borrower, and (ii) indebtedness for borrowed money other than the Obligations or as permitted by
Section 7.8 hereof.

            (c) Borrower is not in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is Borrower in violation of any order of any court, governmental authority or arbitration board or tribunal which could reasonably be expected to have a Material Adverse Effect.

            (d) Borrower does not maintain or contribute to any Multiemployer Plan or any Pension Benefit Plan other than those listed on Schedule 5.8(d) hereto. Except as set forth in Schedule 5.8(d) or as could not reasonably be expected to result in a Material Adverse Effect, (i) no Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and Borrower and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan, (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code (or a request for determination has been made within the applicable remedial period) and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code,
(iii) Borrower has not incurred any liability to the PBGC which could reasonably be expected to result in a Material Adverse Effect other than for the payment of premiums, and there are no premium payments which have become due which are unpaid, (iv) no Plan that is subject to Title IV of ERISA has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any such Plan, (v) the current value of the assets of each Plan that is subject to Title IV of ERISA equals or exceeds the present value of the accrued benefits and other liabilities of such Plan and neither Borrower nor to the best of Borrower's knowledge, any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities, (vi) neither Borrower nor to the best of Borrower's knowledge, any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan, (vii) neither Borrower nor to the best of Borrower's knowledge, any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and to the best of Borrower's knowledge no fact exists which would give rise to any such liability, (viii) neither Borrower nor to the best of Borrower's knowledge, any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which could reasonably be expected to constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA, (ix) Borrower has made all contributions due and payable with respect to each Plan which is subject to Title IV of ERISA, (x) there exists no event described in
Section 4043(b) of ERISA, for which the thirty (30) day notice period contained in 29 CFR Section 2615.3 has not been waived, (xi) neither Borrower nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of Borrower and any member of the Controlled Group, and (xii) neither Borrower nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan which would impose liability upon Borrower under the Multiemployer Pension Plan Amendments Act of 1980.

      5.9. Patents, Trademarks, Copyrights and Licenses. All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights and assumed names which are registered with any state or federal agency and which are owned or utilized by Borrower and all licenses (except for licenses of commercially available software) and tradenames owned or held by Borrower are set forth on
Schedule 5.9, are valid and have been duly registered or filed with all appropriate governmental authorities, if applicable, except to the extent that the failure of any such intellectual property rights, either singly or in the aggregate, to be valid or registered could not reasonably be expected to result in a Material Adverse Effect and together with all trade secrets owned or utilized by Borrower constitute all of the intellectual property rights which are necessary for the operation of its business except to the extent the failure to so possess any such intellectual property rights could not reasonably be expected to result in a Material Adverse Effect; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design right, tradename, trade secret or license. Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design right, copyright, copyright application and copyright license owned or held by Borrower and all trade secrets used by Borrower consist of original material or property developed by Borrower or was lawfully acquired by Borrower from the proper and lawful owner thereof unless failure to do so could not reasonably be expected to result in a Material Adverse Effect. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. Except as set forth on Schedule 5.9 hereto, with respect to all software used by Borrower where the failure to possess any source and object codes or hold any license agreement from the software owner to use such software could reasonably be expected to result in a Material Adverse Effect, Borrower is in possession of all such source and object codes related to each piece of such software or is the beneficiary of a source code escrow agreement or holds a license agreement from the software owner to use such software, including all source and object codes related thereto.

      5.10. Licenses and Permits. Except as set forth in Schedule 5.10, Borrower is in compliance with and has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to be in compliance or procure such licenses or permits could reasonably be expected to have a Material Adverse Effect on Borrower.

      5.11. Default of Indebtedness. As of the Closing Date, Borrower is not in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.

      5.12. No Default. Borrower is not in default in the performance of any of its contractual obligations which could reasonably be expected to result in a Material Adverse Effect and no Default has occurred.

      5.13. No Burdensome Restrictions. Borrower is not party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect on Borrower. Borrower has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.

      5.14. No Labor Disputes. Borrower is not involved in any labor dispute; there are no strikes or walkouts or union organization of Borrower's employees threatened or in existence and no labor contract is scheduled to expire during the Term, in each case other than as set forth on Schedule 5.14 hereto or as could not reasonably be expected to result in a Material Adverse Effect.

      5.15. Margin Regulations. Borrower is not engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.

      5.16. Investment Company Act. Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.

      5.17. Disclosure. No representation or warranty made by Borrower in this Agreement or in any financial statement, report, certificate or any other document (other than projections, pro forma statements, budgets or estimates) furnished in connection herewith contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Borrower or which reasonably should be known to Borrower which Borrower has not disclosed to Lenders in writing with respect to the transactions contemplated by this Agreement which could reasonably be expected to have a Material Adverse Effect on Borrower.

      5.18. [Intentionally Omitted].

      5.19. Swaps. Except as set forth on Schedule 5.19 or as otherwise permitted pursuant to Article VII hereof, Borrower is not a party to, nor will it be a party to, any swap agreement whereby Borrower has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

      5.20. Conflicting Agreements. No provision of any mortgage, indenture, material contract, agreement, judgment, decree or order binding on Borrower or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.

      5.21. Application of Certain Laws and Regulations. Neither Borrower nor any Affiliate of Borrower is subject to any statute, rule or regulation which regulates the incurrence of any Indebtedness, including without limitation, statutes or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      5.22. Business and Property of Borrower. Upon and after the Closing Date, Borrower does not propose to engage in any business other than providing electronics manufacturing services to original electronics manufacturers in the networking, telecommunications, computer systems and other segments of the electronics industry and activities necessary to conduct the foregoing and other businesses and activities reasonably related or ancillary thereto. On the Closing Date, Borrower will own or have the right to use all the property and possess all of the rights and Consents necessary for the conduct of the business of Borrower except to the extent that the failure to so possess or own or have the right to use such property could not reasonably be expected to result in a Material Adverse Effect.

      5.23. [Intentionally Omitted].

      Borrower shall be permitted to amend the schedules to this Agreement at any time that the information contained in any such schedule is no longer true and correct at such time, provided, however, that any such amended schedules shall not cure or waive any Default or Event of Default which may be reflected on such amended schedules nor will the Required Lenders' consent to any action or disclosure reflected on such amended schedules be deemed to be implied solely as a result of Required Lenders' acceptance of such amended schedules.


V.    AFFIRMATIVE COVENANTS.

      Borrower shall, until payment in full of the Obligations (other than indemnity obligations with respect to which no claim has been made) and termination of this Agreement:

      6.1. Payment of Fees. Pay to the Lenders on demand all usual and customary reasonable out-of-pocket expenses (including without limitation, all wire transfer charges) which the Lenders incur in connection with the forwarding of Advance proceeds.

      6.2. Conduct of Business and Maintenance of Existence and Assets. (a) Conduct and operate its business according to good business practices and maintain all of its properties which are necessary in its business in good working order and condition (reasonable wear and tear excepted and casualty damage excepted to the extent covered by insurance and except as may be disposed of in accordance with the terms of this Agreement), including, without limitation, all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right necessary in the conduct or operation of Borrower's business or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof where the failure to do so could reasonably be expected to have a Material Adverse Effect on Borrower.

      6.3. Violations. Promptly notify the Lenders in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to Borrower which could reasonably be expected to have a Material Adverse Effect on Borrower.

      6.4.  [Intentionally Omitted].

      6.5.  [Intentionally Omitted].

      6.6. Execution of Supplemental Instruments. Execute and deliver to Lenders from time to time, promptly after demand, such supplemental agreements, statements, collateral assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as Lenders may request, in order that the full intent of this Agreement may be carried into effect.

      6.7. Payment of Indebtedness. Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and Borrower shall have provided for such reserves as Lenders may reasonably deem proper and necessary.

      6.8. Standards of Financial Statements. Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.13 and 9.14 as to
which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and the absence of footnotes) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).

      6.9.  [Intentionally Omitted].

VII.  NEGATIVE COVENANTS.

      Borrower shall not, until satisfaction in full of the Obligations (other than indemnity obligations with respect to which no claim has been made) and termination of this Agreement:

      7.1. Merger, Consolidation, Acquisition and Sale of Assets.

            (a) Enter into any merger, consolidation or other reorganization with or into any other Person other than any merger of a shell corporation with Borrower being the surviving corporation of such merger for the purpose of reincorporating Borrower under a different state following written notice of same to Lenders ("Reincorporation Merger") or acquire all or a substantial portion of the assets or stock of any Person other than as permitted by Section
7.4 hereof or permit any other Person to consolidate with or merge with it other than a Reincorporation Merger or in connection with an investment or acquisition which is permitted by Section 7.4 hereof and then only to the extent that Borrower is the surviving entity of any such merger consummated in connection with such permitted investment or acquisition.

                  (b) Sell, lease, transfer ownership or otherwise dispose of any of its properties or assets, except in the ordinary course of its business and as otherwise permitted under the Senior Credit Facility.

         7.2. Creation of Liens. Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.

         7.3. Guarantees. Become liable upon the obligations of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (a) the endorsement of checks in the ordinary course of business, (b) guarantees of obligations of Borrower's Subsidiaries to third parties, (c) contingent obligations in the form of customary indemnifications of agents, employees, consultants, officers and directors of Borrower or any of its Subsidiaries in the ordinary course of business consistent with past practice,
(d) contingent obligations in the form of customary and reasonable indemnification provisions or purchase price adjustments (based on post closing audit adjustments) incurred in connection with acquisitions which are permitted under Section 7.4 hereof or sales of assets which are permitted by Section 7.1(b) hereof, (e) guaranties in respect to employment arrangements and other compensation arrangements entered into in connection with an acquisition or investment is permitted under Section 7.4 hereof, (f) other guaranty obligations, provided, that the aggregate amount of obligations incurred under clauses (b) through (f) hereof shall not exceed $10,000,000 at any time outstanding, (g) pledges and deposits to the extent such pledges and deposits constitute "Permitted Encumbrances" under clauses (d), (e), (n) or (o) of the definition thereof and (h) guaranteed obligations under the Senior Credit Facility.

         7.4. Investments. Purchase or acquire obligations or stock of, or any other equity or ownership interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 360 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 360 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least $500,000,000, or (ii) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest substantially all in obligations issued or guaranteed by the United States of America or an agency thereof; provided, however, that if no Event of Default shall have occurred and be continuing at the time of such investment, or occur as a result thereof, Borrower may:

                  (1) acquire assets constituting a business unit or substantially all of the stock or other equity interests of any Person engaged in a line of business currently engaged in by Borrower as described in Section 5.22, provided that (i) the aggregate value of the consideration (including, without limitation, the assumption of liabilities) of all such investments made during the Term shall not exceed $30,000,000 plus the appreciated value, if any, of such investments, (ii) no more than twenty five percent (25%) of such consideration shall be funded, directly or indirectly, with the proceeds of advances under Senior Credit Facility, (iii) any portion of such consideration consisting of Indebtedness of Borrower to the seller or sellers of such assets, stock or other investments or to any other Person shall be subordinated in right of payment to the prior payment in full of the Obligations on terms and conditions satisfactory to Lenders and (iv) after giving effect to any advances under the Senior Credit Facility made or to be made to Borrower to consummate such acquisition, Borrower shall have Undrawn Availability under (and as defined in) the Senior Credit Facility of at least $10,000,000 upon such consummation;

                  (2) invest in direct Subsidiaries of Borrower so long as (x) Borrower has pledged sixty five percent (65%) (to the extent it is a foreign Subsidiary) or one hundred percent (100%) (to the extent it is a domestic Subsidiary) of each class of equity securities of such Subsidiary owned by Borrower and (y) the aggregate amount of such investments during any fiscal year net of the aggregate amount of cash dividends actually received by Borrower in such fiscal year from such Subsidiaries plus the aggregate amount of loans made by Borrower to its Subsidiaries during such fiscal year which remain outstanding after giving effect solely to principal repayments of such loans made by such Subsidiary, shall not exceed $15,000,000;

                  (3) make investments solely with the proceeds of Extraordinary Receipts;

                  (4) maintain investments existing on the date hereof and set forth on Schedule 7.4;

                  (5) acquire and hold Receivables owing to it or created in the ordinary course of its business;

                  (6) make pledges and deposits to the extent such pledges and deposits constitute "Permitted Encumbrances" under clauses (d), (e),
         (n) or (o) of the definition thereof;

                  (7) acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and Customers and in good faith settlement of delinquent obligations of, and other disputes with Customers or suppliers arising in the ordinary course of business;

                  (8) make deposits in the ordinary course consistent with past practices to secure Borrower's performance under leases;

                  (9) enter into transactions which are permitted under Section
         7.1 (a) hereof; and

                  (10) other investments not to exceed the aggregate amount of $250,000 at any time or from time to time.

         7.5. Loans. Make advances, loans or extensions of credit to any Person, including without limitation, any Parent, Subsidiary or Affiliate except with respect to (a) the extension of commercial trade credit in connection with the sale of Inventory in the ordinary course of its business, (b) loans to its employees in the ordinary course of business not to exceed the aggregate amount of $500,000 at any time outstanding, (c) non-cash loans or extensions of credit made to the purchaser of any of Borrower's assets (other than Equipment which was purchased with the proceeds of an Equipment
Loan) in connection with the disposition of assets (other than Equipment which was purchased with the proceeds of an Equipment Loan) which is permitted by
Section 7.1(b) hereof to the extent that such loans are evidenced by a promissory note in favor of Borrower, (d) non-cash loans made to an officer or other employee of Borrower to enable such officer or employee to acquire shares of capital stock of Borrower or options to purchase shares of capital stock of Borrower so long as such loans are evidenced by a promissory note in favor of Borrower, and (e) so long as no Event of Default shall have occurred and be continuing, loans made to a direct Subsidiary of Borrower provided that the aggregate amount of such loans during any fiscal year plus the aggregate amount of investments made by Borrower to its Subsidiaries during such fiscal year net of the aggregate amount of cash dividends actually received by Borrower in such fiscal year from such Subsidiaries which remain outstanding after giving effect solely to principal repayments of such loans made by such Subsidiary, shall not exceed $15,000,000 and (z) such loans are evidenced by a promissory note in favor of Borrower.

         7.6.     [Intentionally Omitted].

         7.7. Dividends. Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of Borrower (other than dividends or distributions payable (a) in its stock, or split-ups or reclassifications of its stock or (b) payable solely out of Extraordinary Receipts to the extent that no Event of Default shall have occurred and be continuing) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or Preferred Stock, or of any options to purchase or acquire any such shares of common or Preferred Stock of Borrower; provided, however, that any Subsidiary of the Borrower may pay dividends or make other distributions to its shareholders; and provided, further, that so long as no Default or Event of Default shall have occurred and be continuing, Borrower shall be permitted to (a) repurchase, redeem, otherwise acquire or retire for value any capital stock of Borrower held by any members or former member of the Borrower's (or any of its Subsidiaries') management; so long as the aggregate price paid shall not exceed (x) $1,000,000 in any calendar year (with unused amounts ("Carryover Amounts") in any fiscal year being carried over to the next succeeding fiscal year ("Carryover Year") and any such payments used for such repurchase or redemption in the Carryover Year shall be allocated first to the permitted amounts in such year and then, to the Carryover Amount from the preceding fiscal year), plus (y) the aggregate amount of Extraordinary Receipts received from members of management of Borrower and its Subsidiaries plus (z) the proceeds received by Borrower of any "key-man" life insurance policies; provided, that the cancellation of Indebtedness owing to Borrower from members of management of Borrower in connection with such repurchase of capital stock will not be deemed to be a restricted payment under this Section; (b) repurchase capital stock upon the exercise of stock options if such capital stock represents a portion of the exercise price thereof; and (c) in the event that any letter of intent or purchase agreement entered into which is permitted by Section 7.4 hereof is terminated and Borrower is entitled to a reimbursement of any cash earnest money deposit made by it in connection therewith which was funded by an equity contribution, pay a cash dividend in an amount not to exceed the amount of such reimbursement payment.

         7.8. Indebtedness. Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of (i) Indebtedness to Lenders; (ii) Indebtedness due under the Subordinated Note Documentation or any refinancing thereof, provided that such refinancing shall not be materially more onerous to Borrower and shall contain subordination terms which are acceptable to Lenders in all respects; (iii) subordinated Indebtedness incurred in connection with (a) any investment permitted by the proviso of Section 7.4 and otherwise complying with the conditions thereof and (b) any repurchase of capital stock or options from terminated employees in accordance with the provisions of Section 7.7 hereof; (iv) Indebtedness in respect of hedge agreements entered into in the ordinary course of business to protect the Borrower or any of its Subsidiaries against fluctuations in interest rates or currency valuations and not for speculative purposes; (v) Indebtedness deemed to exist pursuant to guarantees which are permitted by Section 7.3 hereof; (vi) Indebtedness existing as of the Closing Date as set forth in Schedule 7.8 and refinancing thereof not to exceed the aggregate amount of Indebtedness existing as of the Closing Date and so long as such refinancing does not contain terms which are materially more onerous than the existing arrangement; (vii) Indebtedness secured by Liens which are permitted under Section 7.2 hereof including under capitalized leases so long as the amount of such Indebtedness, including capitalized leases, does not exceed the amounts permitted under
Section 7.6 hereof; (viii) unsecured Indebtedness not otherwise permitted hereunder not to exceed $5,000,000 in the aggregate principal amount at any one time outstanding, (ix) Indebtedness incurred for capital expenditures permitted under the Senior Credit Facility, (x) Indebtedness under the Senior Credit Facility or any refinancing thereof; and (xi) Indebtedness under the Shareholder Loan.

         7.9. Nature of Business. Substantially change the nature of the business in which it is presently engaged and those reasonably related or ancillary thereto, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted or as reasonably related or ancillary thereto.

         7.10. Transactions with Affiliates. Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except transactions in the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, provided that in any event the following transactions shall be permitted:

                  (a) the payment of management fees and expenses incurred by CEI and/or any of their respective Affiliates in providing services to Borrower from time to time in accordance with the Management Services Agreement as in effect on the Closing Date;

                  (b) the payment of customary and reasonable fees to, and the out-of-pocket expenses of the Board of Directors of Borrower and customary indemnities for the benefit of members of the Board of Directors of Borrower;

                  (c) the payment by Borrower, in connection with any acquisition, divestiture or financing transaction that is consummated, of a transaction fee to CEI and/or any of their respective Affiliates for such transaction in an amount which is customary in transactions of that nature;

                  (d) the making of any payments permitted pursuant to Section 7.7;

                  (e) the payment of customary compensation paid to, and indemnity provided on behalf of, officers, employees or consultants of Borrower or any of its Subsidiaries as determined in good faith by the Board of Directors of Borrower; and

                  (f) transactions with Subsidiaries to the extent such transactions are permitted under Sections 7.1, 7.3, 7.4 or 7.5 hereof.

         7.11.    Subsidiaries.

                  (a) Form any Subsidiary unless (i) such Subsidiary executes a Guaranty if such Subsidiary is incorporated in the United States of America or any state thereof and (ii) Lenders shall have received all documents, including legal opinions, it may reasonably require to establish compliance with each of the foregoing conditions.

                  (b) Enter into any partnership, joint venture or similar arrangement except to the extent permitted by Section 7.4 hereof.

         7.12. Fiscal Year and Accounting Changes. Change its fiscal year from a year ending on or about August 31 or make any significant change (i) in accounting treatment and reporting practices except as is consistent with GAAP or (ii) in tax reporting treatment except as permitted by law and provided that Borrower shall promptly notify Lenders of any such changes.

         7.13. Pledge of Credit. Now or hereafter pledge any Lender's credit on any purchases or for any purpose whatsoever.

         7.14. Amendment of Articles of Incorporation, By-Laws. Amend, modify or waive any term or material provision of its Articles of Incorporation or By-Laws if any such amendment, modification or waiver could, in Lenders' reasonable judgment, have a Material Adverse Effect.

         7.15. Compliance with ERISA. (i) (x) Maintain or (y) become obligated to contribute to any Multiemployer Plan or Pension Benefit Plan, other than those Multiemployer Plans and Pension Benefit Plans disclosed on Schedule 5.8(d), (ii) engage in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code unless such transactions could not reasonably be expected to result in a Material Adverse Effect, (iii) incur any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code which, if such deficiency continued for two plan years and was not corrected as provided in
Section 4971 of the Code could subject Borrower to a material tax imposed by
Section 4971 of the Code or could reasonably be expected to result in a Material Adverse Effect, (iv) terminate any Plan where such event could reasonably be expected to result in any material liability of Borrower or the imposition of a Lien on the property of Borrower pursuant to Section 4068 of ERISA, unless such Lien falls with the basket permitted by clause (r) of the definition of Permitted Encumbrances, (v) assume any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur any withdrawal liability to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect; (vii) fail to promptly notify Lenders of the occurrence of any Termination Event, (viii) fail to comply with the requirements of ERISA or the Code or other applicable laws in respect of any Plan, unless the failure to so comply could not reasonably be expected to result in a Material Adverse Effect (ix) fail to meet all minimum funding requirements under ERISA or the Code or postpone or delay any funding requirement with respect of any Plan unless the failure to meet such funding requirements could not reasonably be expected to result in a Material Adverse Effect.

         7.16. Prepayment of Indebtedness. Except as permitted pursuant to
Section 7.18 hereof, at any time, directly or indirectly, prepay or defease any subordinated Indebtedness (other than to Lenders), or repurchase, redeem, retire or otherwise acquire any subordinated Indebtedness of Borrower.

         7.17. Subordinated Notes. At any time, directly or indirectly, pay, prepay, repurchase, redeem, retire or otherwise acquire, or make any payment on account of any principal of, interest on or premium payable in connection with the repayment or redemption of the Subordinated Notes, including, without limitation, any defeasance of such Subordinated Notes, other than (a) regularly scheduled payments of principal and interest to the extent payment is permitted by the terms of the Subordinated Debt Documentation as in effect on the closing date of the Senior Credit Facility and (b) redemptions of such Subordinated Notes on the terms set forth in the Subordinated Note Documentation as in effect on the closing date of the Senior Credit Facility and so long as (i) no Default or Event of Default shall have occurred and be continuing or would occur as a result of such redemptions and (ii) such redemptions shall be made solely out of Extraordinary Receipts or the proceeds of a refinancing of the Subordinated Notes not to exceed the aggregate outstanding principal balance of the Subordinated Notes as of the date of any such redemption, and provided, further, that such refinancing shall not be materially more onerous to Borrower and shall contain subordination terms which are acceptable to Lenders in all respects.

         7.18. Other Agreements. Enter into any material amendment, waiver or modification of the Subordinated Note Documentation, Indenture, Exchange Indenture, Management Services Agreement or any related agreements.


VIII.    CONDITIONS PRECEDENT.

         8.1. Conditions to Advances. The agreement of Lenders to make the Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:

                  (a) Note. Lenders shall have received the Note duly executed and delivered by an authorized officer of Borrower;

                  (b) Warrant Agreement. Lenders shall have received the executed Warrant Agreement;

                  (c) Corporate Proceedings of Borrower. The Lenders shall have received a copy of the resolutions in form and substance reasonably satisfactory to the Lenders, of the Board of Directors or managers, as applicable, of Borrower authorizing the execution, delivery and performance of this Agreement, the Notes and any related agreements, (collectively the "Documents"); and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;

                  (d)      [Intentionally Omitted];

                  (e)      [Intentionally Omitted];

                  (f) Incumbency Certificates of Borrower. The Lenders shall have received a certificate of the Secretary or an Assistant Secretary of Borrower, dated the Closing Date, as to the incumbency and signature of the officers of Borrower executing this Agreement, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;

                  (g) Certificates. The Lenders shall have received a copy of the Articles or Certificate of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of Borrower and all agreements of Borrower' shareholders to which Borrower, as applicable, is a party certified as accurate and complete by the Secretary of Borrower;

                  (h) Good Standing Certificates. The Lenders shall have received good standing certificates for Borrower dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of Borrower's jurisdiction of incorporation and each jurisdiction where the conduct of Borrower's business activities or the ownership of its properties necessitates qualification;

                  (i) Legal Opinion. The Lenders shall have received the executed legal opinion of Kirkland & Ellis in form and substance satisfactory to Lenders which shall cover such matters incident to the transactions contemplated by this Agreement, the Note and related agreements as the Lenders may reasonably require and Borrower hereby authorizes and directs such counsel to deliver such opinions to the Lenders;

                  (j) No Litigation. Except as set forth on Schedule 5.8(b), (i) no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or overtly threatened against Borrower or against the officers or directors of Borrower (A) in connection with this Agreement or any of the Other Documents or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of the Lenders, is deemed material or (B) which could, in the reasonable opinion of Lenders, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to Borrower or the conduct of its business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;

                  (k) Financial Condition Certificates. The Lenders shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i).

                  (l)      [Intentionally Omitted].

                  (m)      [Intentionally Omitted].

                  (n)      [Intentionally Omitted].

                  (o)      [Intentionally Omitted].

                  (p)      [Intentionally Omitted].

                  (q) Payment Instructions. The Lenders shall have received written instructions from Borrower directing the application of proceeds of the Advances made pursuant to this Agreement;

                  (r)      [Intentionally Omitted].
 .
                  (s) Consents. The Lenders shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, the Lenders shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as the Lenders and their counsel shall deem necessary;

                  (t) No Adverse Material Change. Except as set forth on
Schedule 8.1(t), (i) since ____, 2000, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Lenders shall have been proven to be inaccurate or misleading in any material respect on or prior to the Closing Date;

                  (u)      [Intentionally Omitted].

                  (v)      [Intentionally Omitted].

                  (w)      [Intentionally Omitted].

                  (x) Contract Review. The Lenders shall have reviewed all material contracts of Borrower including, without limitation, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be reasonably satisfactory in all respects to the Lenders;

                  (y) Closing Certificate. The Lenders shall have received a closing certificate signed by the President or Chief Financial Officer of Borrower dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct in all material respects on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;

                  (z) Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be reasonably satisfactory in form and substance to the Lenders and their counsel;

                  (aa) Representations and Warranties. Each of the representations and warranties made by Borrower in or pursuant to this Agreement and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations or warranties are limited by their terms to a specific date in which case they shall be true and correct in all material respects as of such date; and

                  (bb)     [Intentionally Omitted].

                  (cc) No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Lenders, in their sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default.

         8.2.     [Intentionally Omitted].

IX.      INFORMATION AS TO BORROWER.

         Borrower shall, until satisfaction in full of the Obligations (other than indemnity obligations with respect to which no claims have been made) and the termination of this Agreement:

         9.1. Disclosure of Material Matters. Promptly (but in any event no later than five (5) Business Days) upon learning thereof, report to Lenders all matters materially affecting the value, enforceability or collectibility of any material portion of the Collateral including, without limitation, Borrower's reclamation or repossession of, or the return to Borrower of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.

         9.2.     [Intentionally Omitted].

         9.3. Environmental Reports. Furnish Lenders, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a certificate signed by the President or any other executive officer of Borrower stating, to the best of his knowledge, that Borrower is in compliance in all material respects with all federal, state and local laws relating to environmental protection and control and occupational safety and health except to the extent the failure to be in compliance could not reasonably be expected to result in a Material Adverse Effect. To the extent Borrower is not so in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action Borrower will implement in order to resolve such matter.

         9.4. Litigation. Promptly notify Lenders in writing of any litigation, suit or administrative proceeding affecting Borrower, whether or not the claim is covered by insurance, and of any suit or administrative proceeding, which in any such case could reasonably be expected to have a Material Adverse Effect on Borrower.

         9.5. Material Occurrences. Promptly notify Lenders in writing upon the occurrence of (a) any Event of Default or Default; (b) any event of default under any of the Subordinated Note Documentation or the Senior Credit Facility;
(c) any event which with the giving of notice or lapse of time, or both, would constitute an event of default under any of the Subordinated Note Documentation;
(d) any event, development or circumstance whereby any financial statements or other reports furnished to Lenders fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of Borrower as of the date of such statements; (e) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject Borrower to a material tax imposed by Section 4971 of the Code or could reasonably be expected to result in a Material Adverse Effect;
(f) each and every default by Borrower which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (g) any other development in the business or affairs of Borrower which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Borrower propose to take with respect thereto.

         9.6.     [Intentionally Omitted].

         9.7. Annual Financial Statements. Furnish Lenders within ninety (90) days after the end of each fiscal year of Borrower, financial statements of Borrower on a consolidated and consolidating basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Borrower and satisfactory to Lenders (the "Accountants"). The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a

Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof. In addition, the reports shall be accompanied by a certificate of Borrower's Chief Financial Officer which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event, and such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof.

         9.8. Quarterly Financial Statements. Furnish Lenders within forty-five
(45) days after the end of each fiscal quarter, an unaudited balance sheet of Borrower on a consolidated and consolidating basis and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments. The reports shall be accompanied by a certificate signed by the Chief Financial Officer of Borrower, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such default and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof.

         9.9. Monthly Financial Statements. Furnish Lenders within thirty (30) days after the end of each month, an unaudited balance sheet of Borrower on a consolidated and unaudited statements of income and stockholders' equity and cash flow of Borrower on a consolidated and consolidating reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal year end adjustments and the absence of footnotes. The reports shall be accompanied by a certificate of Borrower's Chief Financial Officer, which shall state that, based on an examination sufficient to permit him to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Borrower with respect to such event and, such certificate shall have appended thereto calculations which set forth Borrower's compliance with the requirements or restrictions imposed by Sections 6.5 and 7.6 hereof.

         9.10. Other Reports. Furnish Lenders as soon as available, but in any event within ten (10) days after the issuance thereof, (i) with copies of such financial statements, reports and returns as Borrower shall send generally to all of its stockholders and (ii) copies of all material notices sent pursuant to the Subordinated Note Documentation and Senior Credit Facility.

         9.11. Additional Information. Furnish Lender with such additional information as Lender shall reasonably request in order to enable Lender to determine whether the terms, covenants, provisions and conditions of this Agreement and the Notes have been complied with by Borrower including, without limitation and without the necessity of any request by Lender, (a) copies of all material environmental audits and reviews, (b) at least thirty (30) days prior thereto, notice of Borrower's opening of any new office or place of business or thirty (30) days after Borrower's closing of any existing office or place of business, and (c) promptly upon Borrower's learning thereof, notice of any labor dispute to which Borrower may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which Borrower is a party or by which Borrower is bound, in each case to the extent such action could reasonably be expected to result in a Material Adverse Effect.

         9.12. Projected Operating Budget. Furnish Lenders, no later than thirty
(30) days after the beginning of Borrower's fiscal years commencing with fiscal year 2000, a month by month projected operating budget and cash flow of Borrower for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Borrower to the effect that such projections have been prepared on the basis of financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.

         9.13. Variances From Operating Budget. Furnish Lenders, concurrently with the delivery of the financial statements referred to in Section 9.7 and each monthly report, a written report summarizing all material variances from budgets submitted by Borrower pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.

         9.14. Notice of Suits, Adverse Events. Furnish Lenders with prompt notice of (i) any lapse or other termination of any Consent issued to Borrower by any Governmental Body or any other Person that is material to the operation of Borrower's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by Borrower with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of Borrower, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to Borrower.

         9.15. ERISA Notices and Requests. Furnish Lenders with prompt (but in no event later then five (5) days) written notice in the event that (i) Borrower knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which Borrower or such member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) Borrower knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred with respect to a Plan together with a written statement describing such transaction and the action which Borrower or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all written communications received by Borrower or to the best of Borrower's knowledge, any member of the Controlled Group with respect to such request, (iv) any material increase in the benefits of any existing Plan or the establishment of any new Plan that is subject to Title IV of ERISA or to the minimum funding requirements of Section 412 of the Code or Section 302 of ERISA or the commencement of contributions to any Multi-employer Plan to which Borrower or to the best of Borrower's knowledge, any member of the Controlled Group was not previously contributing shall occur, (v) Borrower or to the best of Borrower's knowledge, any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) Borrower or to the best of Borrower's knowledge, any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) Borrower or to the best of Borrower's knowledge, any member of the Controlled Group shall receive a written notice regarding the imposition of withdrawal liability with respect to any Multi-employer Plan, together with copies of each such notice; (viii) Borrower or to the best of Borrower's knowledge, any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (ix) Borrower or to the best of Borrower's knowledge, any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.

         9.16. Additional Documents. Execute and deliver to Lenders, upon request, such documents and agreements as Lenders may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.

X.       EVENTS OF DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         10.1. failure by Borrower to (a) pay any principal, interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure to pay any other liabilities or (b) make any other payment, fee or charge provided for herein or in any Other Document within five (5) Business Days of when due;

         10.2. any representation or warranty made or deemed made by Borrower in this Agreement or any related agreement or in any certificate, document or financial or other statement furnished at any time to Lenders in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;

         10.3. failure by Borrower to (i) furnish financial information required by Section 9.2 hereof or any other financial information within ten (10) days of when due or when requested or (ii) permit the inspection of its books or records in accordance with the terms hereof;

         10.4. issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of Borrower's property which is not stayed or lifted within thirty (30) days;

         10.5. except as otherwise provided for in Sections 10.1 through 10.4 or
Section 10.19 (i) failure or neglect of Borrower to perform, keep or observe any term, provision, condition, covenant contained in Sections 6.1, 6.3, 9.4 or 9.6 hereof which is not cured within thirty (30) days from the occurrence of such failure or neglect or (ii) failure or neglect of Borrower to perform, keep or observe any other term, provision, condition or covenant contained in any other agreement or arrangement, now or hereafter entered into between Borrower and any Lender;

         10.6. any judgment or judgments are rendered or judgment liens filed against Borrower for an aggregate amount in excess of $5,000,000 solely as it relates to a Subsidiary of Borrower not incorporated in the United States of America or any state thereof or $2,000,000 in all other matters which within forty (40) days of such rendering or filing is not either satisfied, bonded, stayed or discharged of record;

         10.7. Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee or similar fiduciary of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vi) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(vii) take any action for the purpose of effecting any of the foregoing;

         10.8. Borrower shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business in its entirety;

         10.9. any Subsidiary of Borrower which is material to the operations of Borrower shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business unless consolidated, merged or liquidated with and into Borrower or any other Subsidiary of Borrower; (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors,
(vii) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or
(viii) take any action for the purpose of effecting any of the foregoing;

         10.10.   [Intentionally Omitted].

         10.11. an event of default has occurred and been declared under the Senior Credit Facility or the Subordinated Note Documentation which default shall not have been cured or waived within any applicable grace period and for which Trustee is permitted to take action under the Indenture or the Exchange Indenture, as applicable, or with respect to the Senior Credit Facility, which has resulted in the acceleration of amounts owing thereunder;

         10.12. a default of the obligations of Borrower under any other agreement to which it is a party shall occur which could reasonably be expected to result in a Material Adverse Effect which default is not cured within any applicable grace period;

         10.13.   [Intentionally Omitted].

         10.14. any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on Borrower, or Borrower shall so claim in writing to Lenders;

         10.15. (i) any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of Borrower, the continuation of which is material to the continuation of Borrower's business and is not replaced by a substitute acceptable to Lenders within sixty (60) days after the date of such revocation, termination or similar action and such revocation, termination or other similar action could reasonably be expected to result in a Material Adverse Effect, or (ii) any agreement which is necessary or material to the operation of Borrower's business shall be revoked or terminated and not replaced by a substitute acceptable to Lenders within sixty (60) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect on Borrower;

         10.16.   [Intentionally Omitted].

         10.17. the operations of Borrower's manufacturing facility are interrupted at any time for more than seven (7) consecutive days (other than in connection with normal maintenance conducted on a basis consistent with past practices), unless Borrower shall (i) be entitled to receive for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period is at least equal to its average per diem cash needs for the consecutive three month period immediately preceding the initial date of interruption and (ii) receive such proceeds in the amount described in clause (i) preceding not later than ninety (90) days following the initial date of any such interruption; provided, however, that notwithstanding the provisions of clauses (i) and (ii) of this section, an Event of Default shall be deemed to have occurred if Borrower shall be receiving the proceeds of business interruption insurance for a period of ninety (90) consecutive days;

         10.18.   [Intentionally Omitted]

         10.19. an event or condition specified in Sections 7.15 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, Borrower or any member of the Controlled Group shall incur, or in the opinion of Lenders be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Lenders, would have a Material Adverse Effect on Borrower.


XI.      LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.

         11.1 Rights and Remedies. Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders (and only if all amounts due under the Senior Credit Facility and any refinancing thereof or the Subordinated Note Documentation shall have been declared immediately due and payable), all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and (iii) a filing of a petition against Borrower in any involuntary case under any state or federal bankruptcy laws, the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over Borrower. Notwithstanding the foregoing, all Indebtedness due under the Senior Credit Facility and any refinancing thereof shall first be paid in full in cash before the Lenders hereunder are entitled to receive any payment of any kind or character with respect to the Obligations, excluding the Warrants received in connection with this Loan Agreement.

         11.2     [Intentionally Omitted].

         11.3 Setoff. In addition to any other rights which any Lender may have under applicable law and so long as the Senior Credit Facility is no longer outstanding, upon the occurrence of an Event of Default hereunder and during the continuation thereof, such Lender shall have a right to apply Borrower's property held by such Lender to reduce the Obligations.

         11.4 Rights and Remedies not Exclusive. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.


XII.     WAIVERS AND JUDICIAL PROCEEDINGS.

         12.1 Waiver of Notice. Borrower hereby waives demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.

         12.2 Delay. No delay or omission on any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any default.

         12.3. Jury Waiver. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


XIII.    EFFECTIVE DATE AND TERMINATION.

         13.1 Term. This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of Borrower and each Lender, shall become effective on the date hereof and shall continue in full force and effect until February __, 2004 (the "Term") unless sooner terminated as herein provided. Borrower may terminate this Agreement at any time upon ten (10) Business Days' prior written notice upon payment in full of the Obligations so long as all amounts due under the Senior Credit Facility have been paid in full in cash and the Senior Credit Facility and all commitments to lend thereunder have been irrevocably terminated.

         13.2. Termination. The termination of the Agreement shall not affect Borrower's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations (other than indemnity obligations with respect to which no claim has been made) have been fully disposed of, concluded or liquidated. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations (other than indemnity obligations with respect to which no claim has been made) are paid or performed in full.


XIV.     INTENTIONALLY OMITTED.

XV.      MISCELLANEOUS.

         15.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. Any judicial proceeding brought by or against Borrower with respect to any of the Obligations, this Agreement or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 15.6 and service so made shall be deemed completed five (5) Business Days after the same shall have been so deposited in the mails of the United States of America. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of any Lender to bring proceedings against Borrower in the courts of any other jurisdiction. Borrower waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by Borrower against any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.

         15.2. Entire Understanding. (a) This Agreement and the documents executed concurrently herewith contain the entire understanding between Borrower and each Lender and supersede all prior agreements and understandings, if any, relating to the subject matter hereof. Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by Borrower's and each Lender's respective officers. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Borrower acknowledges that it has been advised by counsel in connection with the execution of this Agreement and the Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.

                  (b) The Required Lenders and Borrower may, subject to the provisions of this Section 15.2 (b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders or Borrower thereunder or the conditions, provisions or terms thereof of waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall, without the consent of all Lenders:

                           (i) increase the Commitment Percentage or maximum
dollar commitment of any Lender.

                           (ii) extend the maturity of any Note or the due date
for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Borrower to Lenders pursuant to this Agreement.

                           (iii) alter the definition of the term Required
Lenders or alter, amend or modify
this Section 15.2(b).

         Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Borrower and Lenders and all future holders of the Obligations. In the case of any waiver, Borrower and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.

         15.3.    Successors and Assigns; Participations; New Lenders.

                  (a) This Agreement shall be binding upon and inure to the benefit of Borrower and each Lender, all future holders of the Obligations and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Borrower acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances to other financial institutions (each such transferee or purchaser of a participating interest, a "Transferee"). Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof provided that Borrower shall not be required to pay to any Transferee more than the amount which it would have been required to pay to Lender which granted an interest in its Advances or other Obligations payable hereunder to such Transferee had such Lender retained such interest in the Advances hereunder or other Obligations payable hereunder and in no event shall Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Transferee. Borrower hereby grants to any Transferee a continuing security interest in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee's interest in the Advances.

                  (c) Any Lender may with the consent of the Agent, Lenders and Borrower (which consent of the Agent, Lenders and Borrowers shall not be unreasonably withheld or delayed and which consent of Borrower shall not be required at any time following the occurrence of an Event of Default and during the continuation thereof) sell, assign or transfer all or any part of its rights under this Agreement and the Other Documents to one or more additional banks or financial institutions and one or more additional entities may commit to make Advances hereunder (each a "Purchasing Lender"), in minimum amounts of not less than $500,000, pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender and the transferor Lender, and delivered to Borrower for recording in the Register described in paragraph (d) below. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such

Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents. Borrower shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.

                  (d) Borrower shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due and owing hereunder from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Borrower authorizes each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender who has signed a confidentiality agreement in substantially the form of Exhibit A attached hereto any and all financial information in such Lender's possession concerning Borrower which has been delivered to such Lender by or on behalf of Borrower pursuant to this Agreement or in connection with such Lender's credit evaluation of Borrower.

         15.4.    Intentionally Omitted.

         15.5. Indemnity. Borrower shall indemnify each Lender and each of their respective officers, directors, Affiliates, employees and agents (collectively, the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, reasonable fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against any Indemnitee in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not any Indemnitee is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct or gross (not mere) negligence of such Indemnitee.

         15.6. Notice. Any notice or request hereunder may be given to Borrower or any Lender at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) overnight courier, (c) registered or certified mail, return receipt requested, (d) telex or telegram, subsequently confirmed by registered or certified mail, or (e) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three
(3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

         (A)      If to a Lender, as specified on the signature pages hereof

         (B)      If to Borrower:  MCMS, Inc.
                                           16399 Franklin Road
                                           Nampa, Idaho 83687
                                           Attention:      Christopher J. Anton
                                           Telephone:      (208) 898-2600
                                           Facsimile:      (208) 898-2796

                  with copies to:          Kirkland & Ellis
                                           153 East 53rd Street, 39th Floor
                                           New York, New York 10022-4675
                                           Attention:      Frederick Tanne, Esq.
                                           Telephone:      (212) 446-4800
                                           Telecopier:     (212) 446-4900

                  and:                     Cornerstone Equity Investors IV, L.P.
                                           717 Fifth Avenue, Suite 1100
                                           New York, New York 10022
                                           Attention:      Michael Najjar
                                                           John A. Downer
                                           Telephone:      (212) 753-0901
                                           Telecopier:     (212) 826-6798

         15.7. Survival. The obligations of Borrower under Section 15.5 and the obligations of Lenders under Section 14.7 shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

         15.8. Severability. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

         15.9 Expenses. All reasonable costs and expenses including, without limitation, reasonable attorneys' fees (whether outside counsel or the allocated costs of in house counsel but not for the same legal work performed by each such counsel) and disbursements incurred by the Lenders (i) in all efforts made to enforce payment of any Obligation, or (ii) in connection with the enforcement of this Agreement and the Other Documents or any consents or waivers hereunder and all related agreements, documents and instruments, or (iii) in defending or prosecuting any actions or proceedings arising out of or relating to any Lender's transactions with Borrower, or (v) in connection with any advice given to any Lender with respect to its rights and obligations under this Agreement and all related agreements, may be charged to Borrower and shall be part of the Obligations.

         15.10. Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Lenders; therefore, the Lenders shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.

         15.11. Consequential Damages. No Lender, nor any agent or attorney for any of them, shall be liable to Borrower for consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

         15.12. Captions. The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

         15.13. Counterparts; Telecopied Signatures. This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

         15.14. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

         15.15 Confidentiality; Sharing Information. (a) Each Lender and each Transferee shall hold all non-public information obtained by Lenders, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, each Lender and each Transferee may disclose such confidential information (a) to its examiners, (b) to its affiliates, outside auditors, counsel and other professional advisors to the extent such Persons(s) has signed a confidentiality agreement in substantially the form of Exhibit A hereto, (c) to any Lender or to any prospective Transferees and Purchasing Lenders to the extent such

Persons(s) has signed a confidentiality agreement in substantially the form of Exhibit A hereto, and (d) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law or court order, each Lender and each Transferee shall use its reasonable efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall any Lender or any Transferee be obligated to return any materials furnished by Borrower once the Obligations (other than indemnity obligations with respect to which no claim has been made) have been paid in full and this Agreement has been terminated.

                  (b) Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and Borrower hereby authorizes each Lender to share any information delivered to such Lender by Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender for such purposes only to the extent such Person(s) has signed a confidentiality agreement in substantially the form of Exhibit A hereto, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provision of Section 15.15 as if it were a Lender hereunder. Such authorization shall survive the repayment of the other Obligations and the termination of the Loan Agreement.


                           [SIGNATURE PAGE TO FOLLOW]

         Each of the parties has signed this Agreement as of the day and year first above written.

                                        MCMS, INC.
WITNESS:
                                        By: /s/ Christopher J. Anton
                                        _______________________________
________________________                Name:  Christopher J. Anton
 [SEAL]                                 Title:  Vice President, Finance and
                                                Chief Financial Officer

                                        16399 Franklin Road
                                        Nampa, Idaho 83687



                                        CORNERSTONE EQUITY INVESTORS IV, L.P.
                                        as Lender

                                        By: /s/ Michael Najjar
                                        _______________________________
                                        Name: Michael Najjar
                                        _____________________________
                                        Title: Managing Director
                                        ____________________________

                                        717 Fifth Avenue, Suite 1100
                                        New York, New York  10022

                                        Commitment Percentage:  59.206%




                                        BANKERS TRUST COMPANY,
                                        as Lender

                                        By: /s/ Patrick Dowling
                                        _______________________________
                                        Name:  Patrick Dowling
                                        Title: Vice President
                                        ____________________________

                                        One Bankers Trust Plaza
                                        New York, NY 10006

                                        Commitment Percentage:  22.667%

MANAGING MEMBER OF
OAK ASSOCIATES VII, LLC,                OAK INVESTMENT PARTNERS,
THE GENERAL PARTNER OF                  as Lender
OAK INVESTMENT PARTNERS VII,
LIMITED PARTNERSHIP                     By: /s/ Fredric Harman
                                        _______________________________
                                        Name: Fredric Harman
                                        _____________________________
                                        Title: General Partner
                                        ____________________________
MANAGING MEMBER OF OAK VII
AFFILIATES, LLC,                        525 University Avenue
THE GENERAL PARTNER OF                  Palo Alto, CA 94301
OAK VII AFFILIATES FUND,
LIMITED PARTNERSHIP                     Commitment Percentage:  9.769%



                                        August Capital L.P. for itself
                                        and as nominee for August Capital
                                        Strategic Partners, L.P.
                                        and August Capital Associates, L.P.

                                        AUGUST CAPITAL, as Lender

                                        By: /s/ Mark Wilson
                                        _______________________________
                                        Name: Mark Wilson
                                        _____________________________
                                        Title:____________________________

                                        2480 Sand Hill Road, Suite 101
                                        Menlo Park, CA 94025

                                        Commitment Percentage:  6.667%




                                        Randolph Street Partners II, as Lender



                                        By: /s/ Frederick Tanne
                                        _______________________________
                                        Name: Frederick Tanne
                                        _____________________________
                                        Title: Authorized Signatory
                                        ____________________________

                                        c/o Kirkland & Ellis
                                        153 East 53rd Street

                                        New York, New York 10022
                                        Attention:  Frederick Tanne, Esq.

                                        Commitment Percentage:  0.677%

                                        /s/ Robert Subia
                                        ---------------------------
                                        Robert Subia, as Lender

                                        c/o MCMS, Inc.
                                        16399 Franklin Road
                                        Nampa, Idaho 83687
                                        Facsimile:  (208) 898-2796

                                        Commitment Percentage:  0.328%




                                        /s/ Chris Anton
                                        ---------------------------
                                        Chris Anton, as Lender

                                        c/o MCMS, Inc.
                                        16399 Franklin Road
                                        Nampa, Idaho 83687
                                        Facsimile:  (208) 898-2796

                                        Commitment Percentage:  0.169%




                                        /s/ Jess Asla
                                        ---------------------------
                                        Jess Asla, as Lender

                                        c/o MCMS, Inc.
                                        16399 Franklin Road
                                        Nampa, Idaho 83687
                                        Facsimile:  (208) 898-2796

                                        Commitment Percentage:  0.254%

                                       /s/ Steven Cheheyl
                                       ---------------------------
                                       Steven Cheheyl, as Lender

                                       c/o MCMS, Inc.
                                       16399 Franklin Road
                                       Nampa, Idaho 83687
                                       Facsimile:  (208) 898-2796

                                       Commitment Percentage:  0.169%






                                       /s/ Nicholas Keating
                                       ---------------------------
                                       Nicholas Keating, as Lender

                                       c/o MCMS, Inc.
                                       16399 Franklin Road
                                       Nampa, Idaho 83687
                                       Facsimile:  (208) 898-2796

                                       Commitment Percentage:  0.085%

                               SCHEDULE OF LENDERS



Cornerstone Equity Investors, IV L.P.
Bankers Trust Company
Oak Investment Partners
August Capital
Robert Subia
Chris Anton
Jess Asla
Steven Cheheyl
Nicholas Keating
Randolph Street Partners II

STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         On this _____ day of August, 2000, before me personally came Christopher J. Anton, to me known, who, being by me duly sworn, did depose and say that he is the Vice President, Finance and Chief Financial Officer of MCMS, INC., the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

                                                  ------------------------------
                                                  Notary Public



STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         On this _____ day of August, 2000, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he is the ____________ of Cornerstone Equity Investors, IV L.P., entity in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said entity.

                                                  ------------------------------
                                                  Notary Public

STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         On this _____ day of August, 2000, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he is the ____________ of Bankers Trust Company, the national association described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said association

                                                  ------------------------------
                                                  Notary Public




STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         On this _____ day of August, 2000, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he is the ____________ of Oak Investment Partners, the entity described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said entity.

                                                  ------------------------------
                                                  Notary Public

STATE OF       )
               ) ss.
COUNTY OF      )

         On this _____ day of August, 2000, before me personally came ___________, to me known, who, being by me duly sworn, did depose and say that he is the ____________ of August Capital, the entity described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said entity.

                                                  ------------------------------
                                                  Notary Public




STATE OF NEW YORK  )
                   ) ss.
COUNTY OF NEW YORK )

         On this 29 day of August, 2000, before me personally came Frederick Tanne, to me known, who, being by me duly sworn, did depose and say that he is the authorized signator of Randolph Street Partners II, the entity described in and which executed the foregoing instrument and that he signed his name thereto by on behalf of said entity.

                                                  ------------------------------
                                                  Notary Public

STATE OF               )
                       ) ss.
COUNTY OF              )

         On this _____ day of August, 2000, before me personally came Robert Subia, to me known, who, being by me duly sworn, did depose and say that he is person whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that his signature on the instrument the person executed the instrument.

                                                  ------------------------------
                                                  Notary Public












STATE OF        )
                ) ss.
COUNTY OF       )

         On this _____ day of August, 2000, before me personally came Chris Anton, to me known, who, being by me duly sworn, did depose and say that he is person whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that his signature on the instrument the person executed the instrument.

                                                  ------------------------------
                                                   Notary Public

STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         On this _____ day of August, 2000, before me personally came Steven Cheheyl, to me known, who, being by me duly sworn, did depose and say that he is person whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that his signature on the instrument the person executed the instrument.

                                                     ---------------------------
                                                     Notary Public





STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         On this _____ day of August, 2000, before me personally came Jess Asla , to me known, who, being by me duly sworn, did depose and say that he is person whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that his signature on the instrument the person executed the instrument.

                                                     ---------------------------
                                                     Notary Public

STATE OF                            )
                                    ) ss.
COUNTY OF                           )

         On this _____ day of August, 2000, before me personally came Nicholas Keating, to me known, who, being by me duly sworn, did depose and say that he is person whose name is subscribed to the within instrument and acknowledged to me that he executed the same, and that his signature on the instrument the person executed the instrument.

                                                     ---------------------------
                                                     Notary Public

                         List of Exhibits and Schedules


Exhibits

Exhibit 2.1                         Term Note
Exhibit 5.5(b)                      Financial Projections
Exhibit 8.1(i)                      Financial Condition Certificate
Exhibit 15.3                        Commitment Transfer Supplement
Exhibit A                           Confidentiality Agreement

Schedules

Schedule 1.2                        Permitted Encumbrances
Schedule 4.5                        Equipment and Inventory Locations
Schedule 4.19                       Real Property
Schedule 5.2(a)                     States of Qualification and Good Standing
Schedule 5.2(b)                     Subsidiaries
Schedule 5.5(c)                     Changes in Financial Condition
Schedule 5.6                        Prior Names
Schedule 5.7(c)                     Environmental
Schedule 5.8(b)                     Litigation
Schedule 5.8(d)                     Plans
Schedule 5.9                        Intellectual Property, Source Code Escrow Agreements
Schedule 5.10                       Licenses and Permits
Schedule 5.14                       Labor Disputes
Schedule 5.19                       Swap Agreements
Schedule 7.4                        Investments
Schedule 7.8                        Indebtedness
Schedule 8.1(t)                     Material Adverse Changes
Schedule A                          Original Owners

